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                                Exhibit 99.1


Michael J. McCloskey Elected President of Genesys Telecommunications Laboratories, Inc.

SAN FRANCISCO--July 24, 1998--Genesys Telecommunications Laboratories, Inc. (NASDAQ: GCTI - news) today announced that Michael J. McCloskey has been elected its President.

Gregory Shenkman will be leaving his position as President and Chief Executive Officer effective immediately. Shenkman will continue to serve as a member of the Company's Board of Directors. McCloskey joined the Company in September 1996 as its Chief Financial Officer and Vice President, International, and was appointed Chief Operating Officer in September 1997.

About Genesys

Genesys Telecommunications Laboratories, Inc. (Nasdaq "GCTI") combines computer and telephone systems to improve interactions between companies and their customers. The Genesys Suite an innovative suite of inbound, outbound, blended, network-based and Internet-based call center products enables organizations to optimally manage customer interactions and employee communications to increase productivity, lower costs and achieve greater customer satisfaction and loyalty. Headquartered in San Francisco, Genesys serves over 300 customers in the North American, European, Asian/Pacific and Latin American regions directly from 27 sales offices and indirectly through a select group of industry-leading solutions providers. For more information please visit Genesys at: http://www.genesyslab.com or call 1-888-GENESYS.

Contact:  Genesys Telecommunications Laboratories, Inc.
          Michael McCloskey, 415/437-2423

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